Exhibit 23.01

Reznick Group, P.C.
4711 W. Golf Road
Suite 200
Skokie, IL 60076-1236
Tel: (847) 324-7500

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-effective Amendment No. 2 to Registration Statement No. 333-174539 on Form S-1 of our report dated April 13, 2011, relating to the financial statements of Pernix Group, Inc., which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Reznick Group, P.C.

Skokie, Illinois
November 18, 2011

www.reznickgroup.com